PIMCO FUNDS

OFFICER’S CERTIFICATE

I, Joshua D. Ratner, solely in my capacity as President of PIMCO Funds, a Massachusetts business trust (the “Trust”), hereby certify on behalf of the Trust, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolutions were unanimously approved at the meeting of the Board of Trustees of the Trust held on August 19-20, 2025:

RESOLVED, that Trustees and officers of the Trust who may be required to sign the Trust’s filings on Form N-14 and any and all amendments thereto be, and each hereby is, authorized to execute a power of attorney appointing Ryan G. Leshaw, Timothy A. Bekkers, Douglas P. Dick, Megan C. Johnson, Kevin F. Cahill, Adam T. Teufel, and Aaron D. Withrow, jointly and severally, as their attorneys-in-fact, each with power of substitution, for said Trustees and officers in any and all capacities to sign the Trust’s filings on Form N-14 for each of the California Acquiring Fund and National Acquiring Fund and any and all amendments to such filings on Form N-14, and to file the same, with exhibits thereto, if any, and other documents in connection therewith, with the SEC and with other federal, state, foreign and quasi-governmental agencies and such other instruments related to compliance with certain of the federal securities laws and other applicable federal, state, foreign and quasigovernmental filings, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof; and further

RESOLVED, that the above-referenced persons appointed as attorneys-in-fact be, and they hereby are, authorized and empowered to take such action as is necessary to carry out the intent of the foregoing resolution, including, but not limited to, executing any required documents on behalf of the Trust, including its principal executive officer and principal financial officer, and each member of the Trust’s Board; and further

RESOLVED, that each of the officers of the Trust hereby is authorized to do all things and execute all deeds, documents and instruments in writing as may be necessary in connection with carrying out the foregoing.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Trust as of this 20th day of August, 2025.

/s/ Joshua D. Ratner

Joshua D. Ratner

President